UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2017

Superb Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55769	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2017, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Superb Acquisition, Inc. (the “Registrant” or “Company”), entered into and consummated a Share Purchase Agreement (the “Agreement”) with Takehiro Abe., with an address at at 2-5-16-701, Shirogane, Minato-ku, Tokyo, 108-0072, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Takehiro Abe 20,000,000 shares of our common stock, which represents all of our issued and outstanding shares in consideration of $34,900.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On June 18, 2017, Mr. DeNunzio, the sole shareholder of Superb Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to Takehiro Abe for an aggregate purchase price of $34,900. Following the closing of the share purchase transaction, Takehiro Abe owns a 100% interest in the issued and outstanding shares of our common stock. Takehiro Abe is the controlling shareholder of Superb Acquisition, Inc. Commensurate with the closing, on June 20, 2017 Superb Acquisition, Inc. filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to AIS Holdings, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 18, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On June 18, 2017, Mr. Takehiro Abe was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Takehiro Abe, Age 34 - Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer

Background of Mr. Takehiro Abe

Mr. Takehiro Abe obtained his Master of Engineering Degree from Nagoya University in 2007, specializing in micro-nano systems. In 2007 he took a job as a system engineer at Hitachi, Ltd. In 2009 he left Hitachi and started his own independent practice as an insurance agent selling insurance policies until 2015. In 2015, he incorporated LDSQUARE Co., Ltd. in Japan. Currently, as the president of LDSQUARE Co., Ltd., Mr. Abe provides institutional financial advisory services.

On April 1, 2016 he was appointed as the Chief Operating Officer and Director of White Fox Ventures, Inc., a Nevada Corporation. On August 12, 2016, he was appointed as Chief Financial Officer of White Fox Ventures, Inc. On June 20, 2017, he resigned as the Chief Operating Officer, Chief Financial Officer and Director of White Fox Ventures, Inc. The resignation was not the result of any material disagreements with the Company.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Superb Acquisition, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 18, 2017, the Company’s Board of Directors approved to change the name of the Company from “Superb Acquisition, Inc.” to “AIS Holdings, Inc.”

The name change was also approved by a majority shareholder vote without conducting a shareholders’ meeting as permitted by the Delaware Corporation Act.

On June 20, 2017, We filed a Certificate of Amendment with the Delaware Secretary of State. The effective date of the name change shall be upon the acceptance of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment of Certificate of Incorporation
10.1	Share Purchase Agreement between Thomas DeNunzio and Takehiro Abe dated June 18, 2017.
10.2	Officer and Director Resignation Letter
99.1	Written Consent by the Shareholders of Superb Acquisition Inc. to change name to AIS Holdings, Inc.
99.2	Unanimous Written Consent by the Board of Directors of Superb Acquisition, Inc. approving name change to AIS Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Superb ACQUISITION, INC.

Dated: June 22, 2017	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer